Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Authentidate Holding Corp. (the “Company”) on Form 10-Q for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being, Surendra Pai, Chief Executive Officer of the Company, and William A. Marshall, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 8, 2007

/s/ Surendra Pai	/s/ William A. Marshall
Chief Executive Officer	Chief Financial Officer

This Certification which accompanies the Form 10-Q is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to Authentidate Holding Corp. and will be retained by Authentidate Holding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.